Back to Form 8-K
Exhibit 99.1

CONTACTS:
Investor relations:	Media relations:
Gregg Haddad 813-206-3916 gregg.haddad@wellcare.com	Amy Knapp 813-290-6208 amy.knapp@wellcare.com

WellCare Selected by Kentucky to Serve Medicaid Program

Tampa, Florida (July 7, 2011) — WellCare Health Plans, Inc. (NYSE: WCG) today announced that the Kentucky Cabinet for Health and Family Services has selected WellCare of Kentucky, Inc. to serve the state’s Medicaid program in seven of the state’s eight regions. Approximately 560,000 beneficiaries will be served by multiple health plans in these seven regions. Services for these members are expected to begin on or about October 1, 2011.

“We are honored to serve the commonwealth of Kentucky and its citizens, and we look forward to providing greater access to quality health care and more effective cost management for their Medicaid program,” said Alec Cunningham, WellCare’s chief executive officer. “This award results in large part from our significant investments in infrastructure, compliance and operations that are well-aligned with the needs of our government customers, members and business partners, and that are a strong platform for our continued growth.”

Under this new program, WellCare will coordinate medical, behavioral and dental health for eligible Medicaid recipients in the Temporary Assistance for Needy Families (TANF), State Children’s Health Insurance Program (S-CHIP) and Aged, Blind and Disabled (ABD) programs. WellCare will focus on improving health care outcomes and care coordination, promoting wellness and healthier lifestyles, and lowering the overall cost of health care.

WellCare currently serves approximately 13,000 Kentucky residents through its Medicare Prescription Drug Plans.

The company is not updating its 2011 financial guidance in conjunction with this award.  WellCare anticipates addressing its 2011 financial guidance when the company reports its second quarter 2011 financial results, which is expected to occur on August 3, 2011.

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WellCare Selected by Kentucky to Serve Medicaid Program

July 7, 2011

About WellCare Health Plans, Inc.

WellCare Health Plans, Inc. provides managed care services targeted to government-sponsored health care programs, focusing on Medicaid and Medicare.  Headquartered in Tampa, Florida, WellCare offers a variety of health plans for families, children, and the aged, blind, and disabled, as well as prescription drug plans.  The Company served approximately 2.4 million members nationwide as of March 31, 2011.  For more information about WellCare, please visit the Company’s website at www.wellcare.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. The Company’s financial outlook contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause WellCare’s actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to, WellCare’s progress on top priorities such as improving health care quality and access, ensuring a competitive cost position, and delivering prudent, profitable growth.

Additional information concerning these and other important risks and uncertainties can be found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other subsequent filings by WellCare with the U.S. Securities and Exchange Commission, which contain discussions of WellCare’s business and the various factors that may affect it.  WellCare undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

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